                                                                Exhibit (a) (5)


                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                           HASKEL INTERNATIONAL, INC.

                                       AT

                          $12.90 NET PER SHARE IN CASH

                                       BY

                           HI MERGER SUBSIDIARY INC.
                           A WHOLLY-OWNED SUBSIDIARY

                                       OF

                                HI HOLDINGS INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, APRIL 19, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated March 22, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer") relating to the offer by HI Merger Subsidiary Inc., a California corporation (the "Purchaser") and a wholly-owned subsidiary of HI Holdings Inc., a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, no par value per share (the "Shares"), of Haskel International, Inc., a California corporation (the "Company"), at a price of $12.90 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

     Please note the following:

1. The tender price is $12.90 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

2. The Board of Directors of the Company, by the unanimous vote of all directors present (with R. Malcolm Greaves and Terrence A. Noonan absent during the vote), has approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and recommends that the stockholders of the Company accept the Offer and tender their Shares.

3.  The Offer is being made for all outstanding Shares.

4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, April 19, 1999, unless the Offer is extended in accordance with the terms of the Merger Agreement.

5. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 15, 1999 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each issued and outstanding Share (other than Shares owned directly or indirectly by the Parent, Purchaser or any of their subsidiaries or by the Company as treasury stock, or by stockholders, if any, who are entitled to and who properly exercise rights of appraisal (if any) under California law) will be converted into the right to receive $12.90 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

6. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer such number of Shares which, together with the Shares then owned directly or indirectly by Purchaser, constitutes not less than ninety percent (90%) of each class of the Shares then outstanding, and (2) the satisfaction or waiver of certain conditions to the obligations of the Purchaser and the Company to consummate the Offer and the transactions contemplated by the Merger Agreement.

7. Parent and the Purchaser have entered into a Shareholder Agreement, dated as of March 15, 1999 (as amended as of March 18, 1999), with certain principal stockholders of the Company (the "Stockholders"), pursuant to which the Stockholders have agreed to tender into the Offer all the Shares that such Stockholder owns, so long as the Board of Directors of the Company, Parent or Purchaser has not terminated the Merger Agreement. These Shares represent approximately 32.4% of the outstanding Shares as of March 10, 1999.

8. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. An envelope to return your instructions to us is enclosed. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     Holders of Shares whose Share Certificates (as defined in the Offer to Purchase) are not immediately available or who cannot deliver their Certificates and all other required documents to American Stock Transfer & Trust Company, as depositary (the "Depositary"), or complete the procedures for book-entry transfer prior to the expiration of the Offer must tender their Shares according to the guaranteed delivery procedures set forth on Section 3 of the Offer to Purchase.

     For purposes of the Offer, the Purchaser shall be deemed to have accepted for payment, and thereby purchased, tendered Shares, if, as and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment. Upon the terms and subject to the conditions of the Offer, payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares) into the account maintained by the Depositary at the Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and
(c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share Certificates for or Book Entry Confirmations into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                           HASKEL INTERNATIONAL, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 22, 1999, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by HI Merger Subsidiary Inc., a California corporation (the "Purchaser") and a wholly-owned subsidiary of HI Holdings Inc., a Delaware corporation, to purchase all outstanding shares of common stock, no par value per share (the "Shares"), of Haskel International, Inc., a California corporation, at a purchase price of $12.90 per share net to seller in cash.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

------------------------------------------------------

                        Number of Shares to be Tendered:

                                    Shares*

------------------------------------------------------

Dated:             , 1999
------------------------------------------------------

                                   SIGN HERE

 ----------------------------------------------------

 ----------------------------------------------------
                                  Signature(s)

 ----------------------------------------------------
                                 Account Number

 ----------------------------------------------------

 ----------------------------------------------------
                          Please Type or Print Name(s)

 ----------------------------------------------------

 ----------------------------------------------------
                        Please Type or Print Address(es)

 ----------------------------------------------------
 ----------------------------------------------------
                        Area Code and Telephone Number(s)

 ----------------------------------------------------
                      Tax Identification or Social Security
                                    Number(s)

 ----------------------------------------------------
------------------------------------------------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.